Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the years ended December 31,  2019 and 2018

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

(unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$26.1	$22.4
Restricted cash	7.7	2.1
Accounts receivable - trade, unbilled and other	30.0	35.5
Accounts receivable - related party	34.0	33.6
Current portion of derivative instruments asset	0.7	4.2
Inventory	18.6	15.8
Insurance Receivable	13.5	—
Prepayments and other current assets	5.5	6.7
Total current assets	136.1	120.3

Property, plant, and equipment, net	503.1	550.5
Equity investments in unconsolidated affiliates	96.6	140.9
Power purchase agreements and intangible assets, net	144.3	170.1
Goodwill	21.4	21.4
Derivative instruments asset	—	0.3
Deferred income taxes	9.9	6.7
Other assets	2.9	5.8
Total assets	$914.3	$1,016.0

Liabilities
Current liabilities:
Accounts payable	$7.8	$2.1
Related party payables	29.8	20.8
Accrued interest	0.4	0.2
Other accrued liabilities	15.4	14.9
Current portion of long-term debt	76.4	68.1
Current portion of derivative instruments liability	8.8	3.3
Other current liabilities	0.8	0.1
Total current liabilities	139.4	109.5

Long-term debt, net of unamortized discount and deferred financing costs	473.5	540.7
Derivative instruments liability	15.9	15.5
Deferred income taxes	23.9	16.1
Power purchase and fuel supply agreement liabilities, net	19.8	21.2
Other long-term liabilities	54.2	51.0
Total liabilities	726.7	754.0
Commitments and contingencies

Equity
Partners' capital	1,159.6	1,128.5
Accumulated other comprehensive loss	(139.1)	(144.4)
Retained deficit	(1,015.6)	(921.4)
Total APLP Holdings Limited Partnership equity	4.9	62.7
Preferred shares issued by a subsidiary company	182.7	199.3
Total equity	187.6	262.0
Total liabilities and equity	$914.3	$1,016.0

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)

(unaudited)

	Year Ended December 31,
	2019	2018
Project revenue:
Energy sales	$138.0	$130.9
Energy capacity revenue	125.4	97.9
Other	18.2	53.5
	281.6	282.3
Project expenses:
Fuel	72.3	73.1
Operations and maintenance	75.9	84.6
Depreciation and amortization	64.3	83.7
	212.5	241.4
Project other income (expense):
Change in fair value of derivative instruments	(8.9)	2.2
Equity in (loss) earnings of unconsolidated affiliates	(3.0)	43.2
Interest expense, net	(1.2)	(1.8)
Other (expense) income, net	(8.0)	4.1
	(21.1)	47.7
Project income	48.0	88.6

Administrative and other expenses:
Administration	5.3	5.1
Interest expense, net	37.2	42.1
Foreign exchange loss (gain)	7.6	(13.3)
Other expense	15.1	14.1
	65.2	48.0
(Loss) income before income taxes	(17.2)	40.6
Income tax expense (benefit)	9.7	(0.2)
Net (loss) income	(26.9)	40.8
Net (loss) income attributable to preferred shares of a subsidiary company	(1.2)	0.4
Net (loss) income attributable to APLP Holdings Limited Partnership	$(25.7)	$40.4

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

(unaudited)

	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(26.9)	$40.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64.3	83.7
Asset retirement obligations	1.4	3.5
Impairment	5.8	—
Insurance loss	1.0	—
Loss on sale of assets	—	(0.4)
Gain on purchase and cancellation of convertible debentures	—	(7.2)
Stock-based compensation expense	1.5	2.7
Distributions from unconsolidated affiliates	59.5	61.6
Equity in loss (earnings) from unconsolidated affiliates	3.0	(43.2)
Unrealized foreign exchange loss (gain)	7.7	(12.8)
Change in fair value of derivative instruments	8.9	(2.2)
Change in deferred income taxes	5.0	(3.7)
Amortization of debt discount, deferred financing costs and operating lease right-of-use assets	6.1	—
Change in other operating balances
Accounts receivable	9.3	21.6
Inventory	(1.8)	1.6
Prepayments and other assets	5.4	14.8
Accounts payable	10.9	(4.9)
Accruals and other liabilities	0.9	(8.7)
Cash flows provided by operating activities	162.0	147.2

Cash flows used in investing activities:
Proceeds from asset sales	1.6	—
Insurance proceeds	11.3
Cash paid for acquisition, net of cash received	—	(12.8)
Deposit for acquisition	—	0.2
Purchase of property, plant and equipment	(7.3)	(1.8)
Cash flows provided by (used in) investing activities	5.6	(14.4)

Cash flows used in financing activities:
Dividends paid to Parent	(68.5)	(39.0)
Contribution from Parent	—	12.8
Dividends paid on preferred shares of a subsidiary company	(7.4)	(8.2)
Repurchase of preferred shares of a subsidiary company	(8.0)	(8.0)
Cash payments for vested LTIP units withheld for taxes	(2.1)	(0.7)
Repayment of corporate and project-level debt	(72.3)	(100.3)
Cash flows used in financing activities	(158.3)	(143.4)

Net increase (decrease) in cash, restricted cash and cash equivalents	9.3	(10.6)
Cash, restricted cash and cash equivalents at beginning of period	24.5	35.1
Cash, restricted cash and cash equivalents at end of period	$33.8	$24.5
Supplemental cash flow information
Interest paid	$32.3	$36.6
Income taxes paid, net	$2.0	$3.2
Accruals for construction in progress	$0.3	$—